Exhibit 5.5

L3 Technologies, Inc.
600 Third Avenue, 34th Floor
New York, NY 10016
212-805-5266 Fax 212-805-5306

Ann D. Davidson
Senior Vice President and Chief Legal Officer

June 6, 2018

L3 Technologies, Inc.
600 Third Avenue,
New York, New York 10036

Ladies and Gentlemen:

I am Chief Legal Officer of L3 Technologies, Inc., a Delaware corporation (the “Company”) and each of the subsidiaries of the Company named on Schedule I attached hereto (each, a “Non-Delaware Guarantor”).

I have examined the Registration Statement on Form S-3 (File No. 333-212152), Post-Effective Amendment No. 1 thereto and Post-Effective Amendment No. 2 thereto filed by the Company and the subsidiaries of the Company named on Schedule II attached hereto (the “Guarantors”) under the Securities Act of 1933, as amended (the “Securities Act”), each as it became effective under the Securities Act; the Company’s and the Guarantors’ prospectus dated June 21, 2016, as supplemented by the prospectus supplement dated May 30, 2018, filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; the Indenture (including the guarantees set forth therein (the “Guarantees”)) dated as of May 21, 2010, as supplemented by the Tenth Supplemental Indenture dated as of June 6, 2018 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the issuance of $800,000,000 aggregate principal amount of 3.85% Senior Notes due 2023 (the “2023 Notes”) and $1,000,000,000 aggregate principal amount of 4.40% Senior Notes due 2028 (together with the 2023 Notes, the “Notes”) issued by the Company pursuant to the Underwriting Agreement dated May 30, 2018 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named on Schedule A to the Underwriting Agreement; duplicates of the global notes representing the Notes; and the Underwriting Agreement. In addition, I have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that (i) the Indenture has been duly authorized, executed and delivered by the Non-Delaware Guarantors and (ii) the Guarantees have been duly authorized, issued and delivered by the Non-Delaware Guarantors.

I do not express any opinion herein concerning any law other than the applicable corporate or limited partnership law for the jurisdiction of organization of each Non-Delaware Guarantor (including the statutory provisions and reported judicial decisions interpreting the foregoing), as the case may be.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company.

Very truly yours,

/s/ Ann D. Davidson

SCHEDULE I

Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L3 Chesapeake Sciences Corporation, a Maryland corporation
L3 Cincinnati Electronics Corporation, an Ohio corporation
Wescam USA, Inc., a Florida corporation
L3 MariPro, Inc., a California corporation
L3 Mobile-Vision, Inc., a New Jersey corporation
L3 Westwood Corporation, a Nevada corporation
L3 Unmanned Systems, Inc., a Texas corporation
Mustang Technology Group, L.P., a Texas limited partnership
Aerosim Academy, Inc., a Florida corporation
Aerosim Technologies, Inc., a Minnesota corporation
ForceX, Inc., a Tennessee corporation
L3 Doss Aviation, Inc., a Texas corporation
L3 Kigre, Inc., an Ohio corporation
L3 Oceanserver, Inc., a Massachusetts corporation

SCHEDULE II

DELAWARE GUARANTORS

L3 Advanced Programs, Inc., a Delaware corporation
L3 Applied Technologies, Inc., a Delaware corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L3 Communications Aviation Products, Inc., a Delaware corporation
L3 Electron Devices, Inc., a Delaware corporation
L3 ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L3 Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L3 Security & Detection Systems, Inc., a Delaware corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company
L-3 Domestic Holdings, Inc., a Delaware corporation
L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L3 Unidyne, Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear, Inc., a Delaware corporation
L-3 Afghanistan, LLC, Inc., a Delaware limited liability company
L-3 Army Sustainment LLC, a Delaware limited liability company
L-3 Centaur, LLC, a Delaware limited liability company
L-3 CTC Aviation Leasing (US) Inc., a Delaware corporation
L-3 CTC Aviation Training (US) Inc., a Delaware corporation
L-3 Investments, LLC, a Delaware limited liability company
L3 Adaptive Methods, Inc., a Delaware corporation
L3 Open Water Power, Inc., a Delaware corporation
Flight Training Acquisitions LLC, a Delaware limited liability company

5
NON-DELAWARE GUARANTORS

Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L3 Chesapeake Sciences Corporation, a Maryland corporation
L3 Cincinnati Electronics Corporation, an Ohio corporation
Wescam USA, Inc., a Florida corporation
L3 MariPro, Inc., a California corporation
L3 Mobile-Vision, Inc., a New Jersey corporation
L3 Westwood Corporation, a Nevada corporation
L3 Unmanned Systems, Inc., a Texas corporation
Mustang Technology Group, L.P., a Texas limited partnership
Aerosim Academy, Inc., a Florida corporation
Aerosim Technologies, Inc., a Minnesota corporation
ForceX, Inc., a Tennessee corporation
L3 Doss Aviation, Inc., a Texas corporation
L3 Kigre, Inc., an Ohio corporation
L3 Oceanserver, Inc., a Massachusetts corporation